UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2005 (December 20, 2005)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7775	95-0740960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) Indenture

On December 21, 2005, Massey Energy Company (the “Company”) issued $760.0 million in aggregate principal amount of 6.875% Senior Notes due 2013 (the “6.875% Notes”) pursuant to an Indenture, dated December 21, 2005 (the “Indenture”), among the Company, the Guarantors listed on the signature pages thereto and Wilmington Trust Company, as trustee (the “Trustee”). The 6.875% Notes were offered (the “Offering”) only to qualified institutional buyers and non-U.S. persons, pursuant to Rule 144A and Regulation S, respectively, of the Securities Act of 1933, as amended, at a price of $992.43 per $1,000 principal amount of 6.875% Note.

For a more detailed description of the 6.875% Notes, see “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” below.

(b) Registration Rights Agreement

On December 21, 2005, in connection with the Offering, the Company entered into a Registration Rights Agreement, dated as of December 21, 2005 (the “Registration Rights Agreement”), by and among the Company, the Guarantors listed on the signature pages thereto and UBS Securities LLC, Bear, Stearns & Co. Inc. and PNC Capital Markets LLC, pursuant to which the Company agreed to use its reasonable best efforts (i) to file a registration statement (the “Exchange Registration Statement”) within 90 days after the issue date of the 6.875% Notes enabling holders to exchange the privately placed 6.875% Notes for publicly registered notes with substantially identical terms (the “Exchange Offer”), (ii) to cause the Exchange Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) within 180 days after the issue date of the 6.875% Notes and (iii) to cause the Exchange Offer to be commenced and completed within 210 days after the issue date of the 6.875% Notes.

In addition, the Company agreed, in certain circumstances, to file a shelf registration statement (the “Shelf Registration Statement”) that would allow some or all of the 6.875% Notes to be offered to the public and to cause such Shelf Registration Statement to be declared effective by the SEC and remain effective for two years following the issue date of the 6.875% Notes (or such shorter period that will terminate when all the 6.875% Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement).

The Company will pay additional interest on the 6.875% Notes in the event (i) the Exchange Registration Statement has not been filed with the SEC within 90 days after the issue date of the 6.875% Notes, (ii) the Exchange Registration Statement is not declared effective within 180 days after the issue date of the 6.875% Notes, (iii) the Company does not complete the Exchange Offer within 210 days after the issue date of the 6.875% Notes or (iv) the Shelf Registration Statement is required to be filed but not declared effective within the time period required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (except as specifically permitted in the Registration Rights Agreement) (each of (i)—(iv), a “Registration Default”).

Upon the occurrence of a Registration Default, the annual interest rate on the 6.875% Notes will increase by 0.25%. The annual interest rate on the 6.875% Notes will increase by an additional 0.25% on the first day of each subsequent 90-day period during which the Registration Default continues, up to a maximum aggregate increase of 1.0% per year over the annual interest rate. If the Company cures the Registration Default, the interest rate on the 6.875% Notes will revert to the original interest rate from and after the date of the cure.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The 6.875% Notes bear interest at the rate of 6.875% per year and will mature on December 15, 2013. Interest will be paid on the 6.875% Notes semi-annually on June 15 and December 15, commencing June 15, 2006, to the persons in whose names the 6.875% Notes are registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. The 6.875% Notes were issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

The 6.875% Notes are the Company’s senior unsecured obligations and are guaranteed on a senior unsecured basis by substantially all of the Company’s current and future operating subsidiaries (the “Guarantors”). The 6.875% Notes and the related guarantees will rank equally with all of the Company’s and the Guarantors’ existing and future senior unsecured indebtedness, but will be effectively subordinated to all of the Company’s and the Guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of the Company’s subsidiaries that are not Guarantors.

The Company may redeem the 6.875% Notes before their maturity, in whole or part, at any time on or after December 15, 2009, at a redemption price equal to 100% of the principal amount of the 6.875% Notes to be redeemed plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, prior to December 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of the 6.875% Notes with the proceeds of qualified equity offerings at a redemption price equal to 106.875% of the principal amount, plus accrued and unpaid interest, provided that (i) at least 65% of the aggregate principal amount of the 6.875% Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs within 180 days of the date of the closing of any such equity offering.

Upon experiencing a change of control, the Company may be required to offer to purchase the 6.875% Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The principal amount of the 6.875% Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Company or certain of its subsidiaries and may be declared immediately due and payable by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding 6.875% Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of covenants within the periods prescribed under the Indenture; (iii) an event of default on any secured indebtedness of the Company or the Guarantors of $25.0 million or more in the aggregate that is caused by a failure to make a payment when due or that results in the acceleration of that indebtedness before its maturity or in the commencement of judicial proceedings to foreclose upon assets securing that indebtedness; (iv) entry of one or more final and non-appealable judgments or orders in excess of $25.0 million in the aggregate (net of amounts covered by insurance or bonded or paid) against the Company or any Guarantor and such judgment or judgments have not been satisfied, stayed annulled or rescinded within the time period prescribed under the Indenture; and (v) certain bankruptcy or insolvency events involving the Company or the Guarantors.

This summary of the Indenture and the 6.875% Notes does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Indenture and the form of global security representing the 6.875% Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

On December 21, 2005, the Company issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the pricing information for the Company’s tender offer for any and all of its outstanding $132.0 million in aggregate principal amount of 4.75% Convertible Senior Notes due 2023 (the “4.75% Notes”) pursuant to the Company’s previously announced tender offer for the 4.75% Notes.

On December 21, 2005, the Company issued a press release, attached as Exhibit 99.2 hereto, which is incorporated herein by reference, reporting (i) the results of the Company’s tender offer for any and all of its outstanding $220.1 million in aggregate principal amount of 6.95% Senior Notes due 2007 (the “6.95% Notes”) pursuant to the Company’s previously announced consent solicitation and tender offer for the 6.95% Notes and (ii) the completion of the Offering.

This Current Report on Form 8-K shall not constitute an offer to purchase or a solicitation of acceptance of the offer to purchase the 6.95% Notes, which was made solely pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, each dated November 22, 2005, or an offer to purchase or a solicitation of acceptance of the offer to purchase the 4.75% Notes, which may be made solely pursuant to the Company’s Offer to Purchase and related Letter of Transmittal, each dated November 22, 2005.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of December 21, 2005, among the Company, the Guarantors listed on the signature pages thereto and Wilmington Trust Company, as trustee.

4.2	Form of Global Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of December 21, 2005, by and among the Company, the Guarantors listed on the signature pages thereto and UBS Securities LLC, Bear, Stearns & Co. Inc. and PNC Capital Markets LLC.

99.1	Press Release issued by the Company on December 21, 2005.

99.2	Press Release issued by the Company on December 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005

MASSEY ENERGY COMPANY

By:	/s/ THOMAS J. DOSTART
Thomas J. Dostart Vice President, General Counsel & Secretary

INDEX OF EXHIBITS

Exhibit Number	Exhibit
4.1	Indenture, dated as of December 21, 2005, among the Company, the Guarantors listed on the signature pages thereto and Wilmington Trust Company, as trustee.

4.2	Form of Global Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of December 21, 2005, by and among the Company, the Guarantors listed on the signature pages thereto and UBS Securities LLC, Bear, Stearns & Co. Inc. and PNC Capital Markets LLC.

99.1	Press Release issued by the Company on December 21, 2005.

99.2	Press Release issued by the Company on December 21, 2005.